Exhibit 99.1

For Further Information Contact
Harry J. Cynkus (404) 888-2922

FOR IMMEDIATE RELEASE

 ROLLINS, INC SIGNS TO ACQUIRE AUSTRALIAN BASED ALLPEST

ATLANTA, GEORGIA, January 23, 2014: Rollins, Inc. (NYSE:ROL), a premier global consumer and commercial services company, today announced that it has signed a definitive purchase agreement to acquire the assets and operations of Allpest WA, the leading independent pest control provider in Western Australia. The acquisition is expected to close in February, and this is Rollins’ first business venture in Australia.

Established in 1959 and headquartered in Perth, Australia, Allpest recorded revenues of approximately US $25 million for 2013. Allpest has been recognized as Western Australia’s Pest Manager of the Year for the past two consecutive years. The company has strong brand recognition and is well positioned for organic growth and expansion into Asia-Pacific and other growth areas. In addition to traditional residential, commercial and termite service offerings, Allpest provides consulting services around the globe on pre-border protection of Australia’s biosecurity and provides specialized offerings to Australia’s mining and oil and gas sectors.

Gary W. Rollins, Vice Chairman and Chief Executive Officer of Rollins stated “The acquisition of Allpest is a very important milestone for our Company and firmly establishes our global presence as a leader in international pest control management. Allpest has an outstanding management team, and brings to our family of pest control brands many of the shared values within our Company, including a culture of continuous improvement, ongoing investment in training and professional employee development programs. We look forward to working with them and their talented employees, while sharing each other’s best practices.”

Rollins Inc. is a premier global consumer and commercial services company. Through its wholly owned subsidiaries, Orkin LLC., HomeTeam Pest Defense, Western Pest Services, Orkin Canada, The Industrial Fumigant Company, Waltham Services LLC., Crane Pest Control and Trutech LLC., the company provides essential pest control services and protection against termite damage, rodents and insects to more than 2 million customers in the United States, Canada, Central America, South America, the Caribbean, the Middle East, Asia, the Mediterranean, Europe, Africa and Mexico from more than 500 locations. You can learn more about our subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.westernpest.com, www.orkincanada.ca, www.indfumco.com, www.walthamservices.com, www.cranepestcontrol.com, www.trutechinc.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

The above release contains statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding the expectation of closing the acquisition of Allpest; the positioning of Allpest for organic growth and expansion into Asia-Pacific and other growth areas; and the expected successful nature of the Allpest transaction. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, general economic conditions; market risk; changes in industry practices or technologies; the degree of success of the Company's pest and termite process reforms and pest control selling and treatment methods; the Company's ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; potential increases in labor costs; uncertainties of litigation; and changes in various government laws and regulations, including environmental and tax regulations. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements.